EXHIBIT 10.50

Convertible Promissory Note

Amendment and Extension

This AMENDMENT (“Amendment”) made as of the 30th day of September 2022, is to that certain CONVERTIBLE PROMISSORY NOTE (hereinafter referred to as the Original Note) made on the ___th day of ________, 202__ by and between Allied Corp. (“Allied”) and ________________ (“Payee”).

In consideration of the mutual promises and covenants hereinafter stipulated, the parties hereby agree as follows

1. Conflict. In the event there is a conflict between the terms of the Original Note and this Amendment, the terms of this Amendment shall control any interpretation. Unless this Amendment expressly amends or supplements the language of the Original Note, the Original Note shall remain in full force and effect.

2. Due Date. The first paragraph 1 of the Original Note is hereby amended to provide that the Balance Outstanding shall be payable with simple interest at 10% per annum, all on demand on or after December 31, 2022 (“Maturity”).

IN WITNESS WHEREOF: the parties hereto, have set their hands to this Amendment to the Convertible Promissory Note as of the 30th day of September 13, 2022.

WITNESS:

PAYEE	ALLIED

_____________________	Allied Corp.

By:	By:
Calum Hughes